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                                                                    Exhibit 21.1

                                 _____________


                         SUBSIDIARIES OF THE REGISTRANT

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                                            State or Jurisdiction of            Names Under Which Subsidiary
Name of Subsidiary                        Incorporation or Organization                  Does Business
--------------------                   ----------------------------------    -----------------------------------
WinCup Holdings, Inc.(1)               Delaware                              WinCup Holdings, Inc.
                                                                             WinCup Holdings of Texas, Inc.
                                                                             WinCup
Radnor Chemical Corporation (1)        Delaware                              Radnor Chemical Corporation
StyroChem Canada, Ltd. (2)             Quebec                                StyroChem Canada, Ltd.
                                                                             StyroChem International
StyroChem U.S., Ltd. (3)               Texas                                 StyroChem U.S., Ltd.
                                                                             StyroChem International
WinCup Texas, Ltd. (4)                 Texas                                 WinCup Texas, Ltd.
                                                                             WinCup
StyroChem GP, L.L.C.(2)                Delaware                              StyroChem GP, L.L.C.
StyroChem LP, L.L.C.(2)                Delaware                              StyroChem LP, L.L.C.
WinCup GP, L.L.C. (5)                  Delaware                              WinCup GP, L.L.C.
WinCup LP, L.L.C. (5)                  Delaware                              WinCup LP, L.L.C.
Radnor Management, Inc.(1)             Delaware                              Radnor Management, Inc.
Radnor Investments II, Inc. (9)        Delaware                              Radnor Investments II, Inc.
StyroChem Europe Delaware, Inc. (2)    Delaware                              StyroChem Europe Delaware, Inc.
StyroChem Holdings (The                The Netherlands                       StyroChem Holdings (The
Netherlands) B.V. (6)                                                        Netherlands) BV
StyroChem Europe (The Netherlands)     The Netherlands                       StyroChem Europe (The
BV(7)                                                                        Netherlands) BV
StyroChem Finland Oy(8)                Finland                               StyroChem Finland Oy
                                                                             StyroChem International
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________________
(1) Owned 100% by Radnor Holdings Corporation.
(2) Owned 100% by Radnor Chemical Corporation.
(3) Owned 99% by StyroChem LP, L.L.C. and 1% by StyroChem GP, L.L.C.
(4) Owned 99% by WinCup LP, L.L.C. and 1% by WinCup GP, L.L.C.
(5) Owned 100% by WinCup Holdings, Inc.
(6) Owned 100% by StyroChem Europe Delaware, Inc.
(7) Owned 100% by StyroChem Holdings (The Netherlands) BV
(8) Owned 100% by StyroChem Europe (The Netherlands) BV
(9) Owned 100% indirectly by Radnor Holdings Corporation.